Exhibit 21

                        MOVIE STAR, INC. AND SUBSIDIARIES

Company owns 100% of the voting securities of all of its subsidiaries, which are included in the consolidated financial statements.

     Name of Subsidiary               Ownership        State of Incorporation
     ------------------               ---------        ----------------------

     P.J. San Sebastian, Inc.           100%                  Delaware


     Movie Star (Phils.), Inc.          100%                 Philippines

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         THE COMPANY WILL FURNISH A COPY OF THE EXHIBITS TO THIS ANNUAL REPORT UPON THE WRITTEN REQUEST OF A PERSON REQUESTING COPIES THEREOF AND STATING THAT HE IS A BENEFICIAL HOLDER OF THE COMPANY'S COMMON STOCK AT A CHARGE OF $.35 PER PAGE, PAID IN ADVANCE. THE COMPANY WILL INDICATE THE NUMBER OF PAGES TO BE CHARGED FOR UPON SUCH PERSON'S INQUIRY. REQUESTS FOR COPIES AND INQUIRIES SHOULD BE ADDRESSED TO:



                                            MOVIE STAR, INC.
                                            1115 BROADWAY
                                            NEW YORK, NEW YORK   10010
                                            ATTENTION:  CORPORATE SECRETARY